Exhibit 10.30

KONTOOR BRANDS EXECUTIVE DEFERRED SAVINGS PLAN II

KONTOOR BRANDS, INC. AUTHORIZED OFFICER’S RESOLUTIONS

AMENDMENT NO. 1

WHEREAS, pursuant to Section XI of the Kontoor Brands Executive Deferred Savings Plan II (the “Plan”), Kontoor Brands, Inc, a North Carolina corporation (the “Company”), has reserved the right to amend or modify the Plan from time to time; and

WHEREAS, Kontoor Brands, Inc. Retirement Plans Committee (the “Committee”) is the administrator of the Plan; and

WHEREAS, the Company desires to amend the Plan to suspend Matching Deferral credits to the Plan; and

WHEREAS, the Company has delegated to its Vice President-Chief Human Resources Officer the authority and responsibility to perform, undertake, decide and implement the Company’s functions and decisions with respect to and under the Plan.

NOW, THEREFORE, BE IT RESOLVED: Section III, Subsection (2) of the Plan is hereby amended by adding the following new language to the end thereof:

“Notwithstanding the foregoing provisions of this Subsection (2), no Matching Deferral credits shall be made to the Plan after March 25, 2020. The Plan shall provide Participants written notice of the suspension of Matching Deferral credits.”

FURTHER RESOLVED: The foregoing amendments shall be effective on March 23, 2020.

FURTHER RESOLVED: The provisions of the Plan are hereby modified to conform with this Plan Amendment, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

FURTHER RESOLVED: The Committee shall be, and hereby is, authorized and directed to take such action as may be necessary and appropriate to carry out and implement this Plan Amendment and these resolutions.

FURTHER RESOLVED:    All of the acts of all of the officers and employees of the Company and the members and representatives of the Committee, whether heretofore or hereafter taken or done, which are in conformity with the intent and purposes of these resolutions, shall be and the same hereby are, in all respects ratified, approved and confirmed.

IN WITNESS WHEROF, the Company has caused these Authorized Officer’s Resolutions to be adopted and executed by its duly authorized officer on March 23, 2020.

KONTOOR BRANDS, INC.

By:    /s/ Scott Shoener
Scott Shoener
Vice President - Chief Human Resources Officer